                                                                       EXHIBIT 2






                          AGREEMENT AND PLAN OF MERGER


                                      Among


                                   AUGAT INC.,


                           THOMAS & BETTS CORPORATION


                                       and


                              EG ACQUISITIONS CORP.



                           Dated as of October 7, 1996


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

RECITALS..................................................................... 1

                                    ARTICLE I

                      The Merger; Closing; Effective Time ................... 1

         1.1.    The Merger.................................................. 1
         1.2.    Closing..................................................... 2
         1.3.    Effective Time.............................................. 2

                                   ARTICLE II

                      Articles of Organization and By-Laws
                          of the Surviving Corporation ...................... 2

         2.1.    The Articles of Organization................................ 2
         2.2.    The By-Laws................................................. 3

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation ...................... 3

         3.1.    Directors................................................... 3
         3.2.    Officers.................................................... 3

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates ........................ 3

         4.1.    Effect on Capital Stock..................................... 3
                 (a)    Merger Consideration................................. 3
                 (b)    Company Options...................................... 4
                 (c)    Cancellation of Shares............................... 4
                 (d)    Merger Sub........................................... 4
         4.2.    Exchange of Certificates for Shares......................... 4
                 (a)    Exchange Agent....................................... 4
                 (b)    Exchange Procedures.................................. 4
                 (c)    Distributions with Respect to Unexchanged Shares;
                         Voting.............................................. 5

                                       -i-


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                 (d)    Transfers............................................ 6
                 (e)    Fractional Shares.................................... 6
                 (f)    Termination of Exchange Fund......................... 6
                 (g)    Lost, Stolen or Destroyed Certificates............... 7
                 (h)    Affiliates........................................... 7
         4.3.    Dissenters' Rights.......................................... 7
         4.4.    Adjustments to Prevent Dilution............................. 7

                                    ARTICLE V

                         Representations and Warranties ..................... 8

         5.1.    Representations and Warranties of the Company............... 8
                 (a)    Organization, Good Standing and Qualification........ 8
                 (b)    Capital Structure.................................... 9
                 (c)    Corporate Authority; Approval and Fairness........... 9
                 (d)    Governmental Filings; No Violations..................10
                 (e)    Company Reports; Financial Statements................11
                 (f)    Absence of Certain Changes...........................11
                 (g)    Litigation and Liabilities...........................12
                 (h)    Employee Benefits....................................12
                 (i)    Compliance with Laws; Permits........................14
                 (j)    Takeover Statutes....................................14
                 (k)    Environmental Matters................................15
                 (l)    Accounting and Tax Matters...........................16
                 (m)    Taxes................................................16
                 (n)    Labor Matters........................................17
                 (o)    Insurance............................................17
                 (p)    Intellectual Property................................18
                 (q)    Rights Plan..........................................19
                 (r)    Product Liability and Recalls........................19
                 (s)    Accounts Receivable..................................20
                 (t)    Inventory............................................20
                 (u)    Warranties...........................................20
                 (v)    Brokers and Finders..................................20
         5.2.    Representations and Warranties of Parent and Merger Sub.....20
                 (a)    Capitalization of Merger Sub.........................20
                 (b)    Organization, Good Standing and Qualification........21
                 (c)    Capital Structure....................................21
                 (d)    Corporate Authority..................................22
                 (e)    Governmental Filings; No Violations..................22
                 (f)    Parent Reports; Financial Statements.................23
                 (g)    Absence of Certain Changes...........................23
                 (h)    Accounting and Tax Matters...........................24

                                      -ii-


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                 (i)    Brokers and Finders..................................24
                 (j)    Environmental Matters................................24

                                   ARTICLE VI

                                    Covenants ...............................24

         6.1.    Company Interim Operations..................................24
         6.2.    Parent Interim Operations...................................26
         6.3.    Acquisition Proposals.......................................26
         6.4.    Information Supplied........................................28
         6.5.    Stockholders Meetings.......................................28
         6.6.    Filings; Other Actions; Notification........................28
         6.7.    Taxation and Accounting.....................................30
         6.8.    Access......................................................30
         6.9.    Affiliates..................................................31
         6.10.   Stock Exchange Listing and De-listing.......................32
         6.11.   Publicity...................................................32
         6.12.   Benefits....................................................32
                 (a)    Stock Options........................................32
                 (b)    Election to Parent's Board of Directors..............33
                 (c)    Other Employee Benefits..............................33
         6.13.   Expenses....................................................33
         6.14.   Indemnification; Directors' and Officers' Insurance.........34
         6.15.   Other Actions by the Company and Parent.....................35
                 (a)    Rights...............................................35
                 (b)    Takeover Statute.....................................35
                 (c)    Dividends............................................35
         6.16.   Parent Vote.................................................35

                                   ARTICLE VII

                                   Conditions ...............................36

         7.1.    Conditions to Each Party's Obligation to Effect the Merger..36
                 (a)    Stockholder Approval.................................36
                 (b)    NYSE Listing.........................................36
                 (c)    Regulatory Consents..................................36
                 (d)    Litigation...........................................36
                 (e)    S-4..................................................37
                 (f)    Blue Sky Approvals...................................37
         7.2.    Conditions to Obligations of Parent and Merger Sub..........37
                 (a)    Representations and Warranties.......................37
                 (b)    Performance of Obligations of the Company............37

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                 (c)    Consents Under Agreements............................37
                 (d)    Tax Opinion..........................................37
                 (e)    Dissenting Shares....................................38
                 (f)    Rights Agreement.....................................38
                 (g)    Affiliates Letters...................................38
                 (h)    Accountant Letters...................................38
         7.3.    Conditions to Obligation of the Company.....................38
                 (a)    Representations and Warranties.......................38
                 (b)    Performance of Obligations of Parent and Merger Sub..38
                 (c)    Tax Opinion..........................................38
                 (d)    Accountant Letters...................................39

                                  ARTICLE VIII

                                   Termination ..............................39

         8.1.    Termination by Mutual Consent...............................39
         8.2.    Termination by Either Parent or the Company.................39
         8.3.    Termination by the Company..................................39
         8.4.    Termination by Parent.......................................40
         8.5.    Effect of Termination and Abandonment.......................40

                                   ARTICLE IX

                            Miscellaneous and General .......................42

         9.1.    Survival....................................................42
         9.2.    Modification or Amendment...................................42
         9.3.    Waiver of Conditions........................................42
         9.4.    Counterparts................................................42
         9.5.    GOVERNING LAW; WAIVER OF JURY TRIAL.........................42
         9.6.    Notices.....................................................43
         9.7.    Entire Agreement............................................44
         9.8.    No Third Party Beneficiaries................................44
         9.9.    Obligations of Parent and of the Company....................44
         9.10.   Severability................................................44
         9.11.   Interpretation..............................................45
         9.12.   Assignment..................................................45

                                    EXHIBITS

A-1      Affiliates Letter
A-2      Pooling Affiliates Letter

                                      -iv-


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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         AGREEMENT AND PLAN OF MERGER (hereinafter called this "AGREEMENT"), dated as of October 7, 1996, among AUGAT INC., a Massachusetts corporation (the "COMPANY"), THOMAS & BETTS CORPORATION, a Tennessee corporation ("PARENT"), and EG ACQUISITIONS CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"; the Company and Merger Sub sometimes being hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

                                    RECITALS

         WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "MERGER") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE");

         WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests"; and

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

         1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Massachusetts Business Corporation Law, as amended (the "MBCL") and the Delaware General Corporation Law (the "DGCL").

         1.2. CLOSING. The closing of the Merger (the "CLOSING") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "CLOSING DATE").

         1.3. EFFECTIVE TIME. As soon as practicable following the Closing, the Company and Parent will cause an Articles of Merger (the "MASSACHUSETTS ARTICLES OF MERGER") to be executed and filed with the Secretary of State of Massachusetts as provided in Section 79 of the MBCL. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "DELAWARE CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of Delaware as provided in Section 252 of the DGCL. As soon as practicable following the Closing, Parent will cause an Articles of Merger (the "TENNESSEE ARTICLES OF MERGER") to be executed and filed with the Secretary of State of Tennessee as provided in Section 48-21-107 of the Tennessee Business Corporation Act. The Merger shall become effective at the time when the Massachusetts Articles of Merger and the Delaware Certificate of Merger have been duly filed with the Secretary of State of Massachusetts and the Secretary of State of Delaware, respectively, and at the time that the Tennessee Articles of Merger have become effective (the "EFFECTIVE TIME").

                                   ARTICLE II

                      Articles of Organization and By-Laws
                          of the Surviving Corporation

         2.1. THE ARTICLES OF ORGANIZATION. The articles of organization of the Company as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Corporation (the "CHARTER"), until duly amended as provided therein or by applicable law, except that Article 3 of the Charter shall be amended to provide in the column for shares of stock with par value that the number of shares of common stock shall be 1,000. The purpose of the Surviving Corporation shall be the purpose as set forth in Article 2 of the Company's articles of organization in effect immediately prior to the Effective Time.

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         2.2. THE BY-LAWS. The by-laws of the Company in effect at the Effective
Time shall be the by-laws of the Surviving Corporation (the "BY-LAWS"), until thereafter amended as provided therein or by applicable law.

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

         3.1. DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

         3.2. OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

         4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

         (a) MERGER CONSIDERATION. Each share of the Common Stock, par value $.10 per share, of the Company (the "SHARES") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "PARENT COMPANIES") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties or Shares ("DISSENTING SHARES") that are owned by stockholders ("DISSENTING STOCKHOLDERS") exercising appraisal rights pursuant to Section 86 of the MBCL (collectively, "EXCLUDED SHARES")) shall be converted into, and become exchangeable for (the "MERGER CONSIDERATION"), 0.680 shares (the "EXCHANGE RATIO") of Common Stock, no par value, of Parent ("PARENT COMMON STOCK"); PROVIDED THAT, if the average of the per share closing prices of Parent Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system (as reported in the New York City edition of THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source) for 20 trading days ending on the third trading day prior to the Stockholders

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Meeting (as defined in Section 6.5) (the "AVERAGE CLOSING PRICE") is less than
$37.50, the Exchange Ratio shall be equal to $25.50 divided by the Average Closing Price; and (ii) in the event that the Average Closing Price is more than $41.50, the Exchange Ratio shall be equal to $28.22 divided by the Average Closing Price. At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

         (b) COMPANY OPTIONS. At the Effective Time, all outstanding Company Options (as defined in Section 6.12(a)) will be assumed by Parent in accordance with Section 6.12(a).

         (c) CANCELLATION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any direct or indirect subsidiary of the Company (other than Shares that are in each case owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

         (d) MERGER SUB. At the Effective Time, each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         4.2. Exchange of Certificates for Shares.
              -----------------------------------
         (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior written approval, which shall not be unreasonably withheld (the "EXCHANGE AGENT"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of
Section 4.1(a) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "EXCHANGE FUND").

         (b) EXCHANGE PROCEDURES. Promptly after the Effective Time (but in no event more than five (5) business days thereafter), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange there for
(x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of
(A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates of shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

         For the purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING. (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other

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distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

         (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

         (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

         (e) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the shares of Parent Common Stock based on the Average Closing Price.

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and cash specified to be paid in lieu of fractional shares (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect of the Parent Common Stock payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect of Parent Common Stock pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

         (h) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.9) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.9 hereof.

         4.3. DISSENTERS' RIGHTS. No Dissenting Stockholder shall be entitled to shares of Parent Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the MBCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by either Section 89 or Section 92 of the MBCL with respect to Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall there upon be treated as though such Shares had been converted into shares of Parent Common Stock pursuant to Section 4.1 hereof. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         4.4. ADJUSTMENTS TO PREVENT DILUTION. In the event that Parent changes the number of Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Shares or shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the Exchange Ratio shall be equitably adjusted.

                                    ARTICLE V

                         Representations and Warranties

         5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to Parent and Merger Sub that:

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' articles of organization or other similar organizational documents and by-laws, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

         As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole.

         (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 60,000,000 Shares, of which 20,039,444 Shares were outstanding as of the close of business on September 27, 1996. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares reserved for issuance, except that, as of September 27, 1996, there were an aggregate of 3,733,941 Shares reserved for issuance pursuant to the Company's 1996 Stock Plan, 1996 Stock Bonus Plan for Senior Executives, Director's Deferred Compensation Plan, 1996 Stock Retainer Plan for Non-employee Directors, 1993 Employee Stock Purchase Plan, 1987 Stock Option and Appreciation Right Plan, 1989 Stock Plan, 1994 Stock Plan, 1984 Stock Option and Appreciation Right Plan, and Savings and Retirement Plan (the "STOCK PLANS"), 4,754,677 Shares reserved for issuance pursuant to the Rights Agreement, dated as of August 2, 1988, between the Company and The Chase Manhattan Bank, N.A. (the "RIGHTS AGREEMENT"). The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "COMPANY OPTION"), including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("VOTING DEBT").

         (c) CORPORATE AUTHORITY; APPROVAL AND FAIRNESS. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of two-thirds of the outstanding Shares (the "COMPANY REQUISITE VOTE"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

         (ii) The board of directors of the Company (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisors, Merrill Lynch & Co. to the effect that the Exchange Ratio to be received by the holders of the Shares in the Merger (other than Parent and its AFFILIATES (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Parent.

         (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Exchange Act and the Securities Act of 1933, as amended (the "SECURITIES ACT") and (C) to comply with state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission or body or other governmental entity ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.

         (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of organization or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries,
(B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, except for those Contracts where the failure to obtain such waiver or consent is not reasonably likely to have a Company Material Adverse Effect.

         (e) COMPANY REPORTS; FINANCIAL STATEMENTS. The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1995 (the "AUDIT DATE"), including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, and June 30, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "COMPANY REPORTS"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments affecting the Company of which the Company's executive officers (within the meaning of Rule 3b-7 under the Exchange Act) ("EXECUTIVE OFFICERS"), have knowledge, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or any amendment of any of the Compensation and Benefit Plans (as defined below) other than increases or amendments in the ordinary course.

         (g) LITIGATION AND LIABILITIES. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Executive Officers of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the Executive Officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         (h)   Employee Benefits.
               -----------------
         (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (other than plans maintained or sponsored by non-U.S. governmental entities) (the "COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been provided or made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

         (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the

"IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Executive Officers of the Company or the officer of the Company that is in charge of the day-to-day operations of the Company's Human Resources Department, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any Subsidiary has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a) (15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA AFFILIATE"). The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement.

         (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a) (29) of the Code.

         (v) Under each Pension Plan which is a single employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

         (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan (other than benefits required to be continued under Part 6 of Subtitle B of Title I of ERISA or applicable state or foreign law), except as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

         (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation or Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

         (viii) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company and its Subsidiaries comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

         (i)   COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the
Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, decree, arbitration award, license or permit of any Governmental Entity (collectively, "LAWS"), except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. To the knowledge of the officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

         (j) TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Chapters

110C and 110D of the General Laws of Massachusetts) (each a "TAKEOVER STATUTE") or any applicable anti-takeover provision in the Company's articles of organization and by-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

         (k) ENVIRONMENTAL MATTERS. Except as would not be reasonably likely to result in a Company Material Adverse Effect, to the knowledge of the officers of the Company and its Subsidiaries and the Company's present Director of Environmental, Health and Safety: (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below) to such an extent that under applicable Environmental Laws they represent a current and significant threat to human health or the environment; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances on or prior to the period of ownership or operation by the Company or any of its Subsidiaries to such an extent that under applicable Environmental Laws they represent a current and significant threat to human health or the environment; (iv) neither the Company nor its Subsidiaries are presently subject to liability for any Hazardous Substance disposal or contamination on or under any third party property; (v) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law and that represent a current and significant threat to human health or the environment; and (viii) the Company and its Subsidiaries have made reasonable efforts to provide material non-privileged information (e.g. information presently known to the company which sets forth the Company's or the Subsidiaries' present understanding of the nature and scope of any liability that may reasonably be incurred by the Company pursuant to an Environmental Law) to respond to data requests furnished by Parent.

         As used herein, the term "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, judicial or administrative decision, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution or contamination of the environment.

         As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

         (1) ACCOUNTING AND TAX MATTERS. As of the date hereof, neither the Company nor, to the knowledge of the Executive Officers of the Company and the officer of the Company that is in charge of the day-to-day operations of the Company's Tax Department, any of its Affiliates has taken or agreed to take any action, nor do the officers of the Company have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (m) TAXES. Except for matters that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed or delivered by any of them and all such filed or delivered Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the Executive Officers of the Company and the officer of the Company that is in charge of the day-to-day operations of the Company's Tax Department threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the Executive Officers of the Company and the officer of the Company that is in charge of the day-to-day operations of the Company's Tax Department, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Return filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 1993, 1994 and 1995. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30,

1996 in excess of the amounts accrued in respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof.

         As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes, and "TAXABLE") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "TAX RETURN" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority or any person relating to Taxes.

         (n) LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Executive Officers of the Company following a reasonable inquiry, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries, nor has there been for the past five years any loss of employment (within the meaning of the Worker Adjustment and Retraining Act ("WARN ACT")) of any employees of the Company and its Subsidiaries for which the Company has not given proper notice or made the required payments to such employees pursuant to the WARN Act. The Company has previously made available to Parent correct and complete copies of all labor and collective bargaining agreements, if any, to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound.

         (o) INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide, in the reasonable judgment of the Company, full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets.

         (p)      Intellectual Property.
                  ---------------------
         (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, trade dress, service marks, copyrights, and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, and tangible or intangible information or materials whether proprietary or not that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         (ii) Except as disclosed in the Company Reports or as is not reasonably likely to have a Company Material Adverse Effect:

                  (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or other proprietary rights or confidential information and any specific or general know-how or technology associated therewith ("THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS");

                  (B) no claims with respect to the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names, trade dress and any applications therefor, trade secrets, know-how and any other proprietary or confidential information owned by the Company or any of its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction, or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the officers of the Company, are asserted or threatened by any person;

                  (C) the Company and its officers do not know of any grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now made, used, sold or licensed or proposed for manufacture, use, sale or license by Company or any of its Subsidiaries, infringes or violates any agreement pertaining to any copyright, patent, trademark, service mark, or trade secret, trade dress, or any other proprietary right or confidential information belonging to a third party; (ii) against the use by the Company or any of its Subsidiaries, of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications, trade dress, or any other proprietary right or confidential information used in the business of the Company or any of its subsidiaries as currently conducted; (iii) challenging the ownership, validity, or effectiveness of any of the Company Intellectual Property Rights; or (iv) challenging the license or legally enforceable right to use or transfer of the Third Party Intellectual Rights by the Company or any of its Subsidiaries;

                  (D) to the knowledge of the officers of the Company, all patents, trademarks, service marks, copyrights, trade names, trade dress, trade secrets and all other proprietary or confidential information held or owned by the Company are valid, enforceable and subsisting; and

                  (E) to the knowledge of the officers, agents and employees of the Company, there is no unauthorized use, infringement or misappropriation of any kind of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

         (q) RIGHTS PLAN. (i) The Company has taken all action necessary to ensure that the Rights Agreement will expire immediately prior to the Effective Time and that the execution of this Agreement and any agreements between the Company and Parent or Merger Subsidiary and the consummation of the Merger and the other transactions contemplated hereby do not and will not cause either a Distribution Date or Stock Acquisition Date to occur (each, as defined in the Rights Agreement).

         (ii) The Company has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time,
(A) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

         (r) PRODUCT LIABILITY AND RECALLS. (i) Except as disclosed in the Company Reports, the Executive Officers of the Company do not know of any claim, or the basis of any claim, against the Company or any of its Subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which is reasonably likely to have a Company Material Adverse Effect.

         (ii) Except as disclosed in the Company Reports, there is no pending or, to the knowledge of the Executive Officers of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation is reasonably likely to have a Company Material Adverse Effect.

         (s) ACCOUNTS RECEIVABLE. The accounts receivable of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company Reports, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of and its Subsidiaries are valid and existing and represent monies due, and the Company has made reserves it reasonably considers adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) to the knowledge of the Executive Officers of the Company, are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as could not reasonably be expected to have a Company Material Adverse Effect.

         (t) INVENTORY. The inventories of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company Reports, or acquired by the Company or any of its Subsidiaries after the date thereof, (i) are carried at an amount not in excess of the lower of cost or net realizable value, and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful or ordinary course of business of the Company and its Subsidiaries as heretofore conducted, in each case net of reserves provided therefor except, in each case, as is not reasonably likely to have a Company Material Adverse Effect.

         (u) WARRANTIES. All products manufactured or sold by the Company or any of its Subsidiaries have been manufactured or sold in substantial conformity with applicable contractual commitments and all express or implied warranties except for such non-substantial conformity as is not reasonably likely to have a Company Material Adverse Effect.

         (v) BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Merrill Lynch & Co. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

         5.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub each hereby represent and warrant to the Company that:

         (a) CAPITALIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, without par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of

Merger Sub is, and at the Effective Time will be, owned by Parent, and there are
(i) no other shares of capital stock or other voting securities of Merger Sub,
(ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

         (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Parent and its Subsidiaries each is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's charter and by-laws, as amended to the date hereof. Parent's charter and by-laws so delivered are in full force and effect.

         The term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole.

         (c) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, of which 40,425,747 shares were outstanding as of the close of business on September 28, 1996, and 500,000 shares of Preferred Stock, no par value (the "PARENT PREFERRED SHARES"), of which no shares were outstanding as of the close of business on September 28, 1996. All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Shares reserved for issuance, except that, as of September 28, 1996, there were an aggregate of 703,315 shares of Parent Common Stock reserved for issuance pursuant to the Parent 1985 Stock Option Plan, 1993 Management Stock Ownership Plan and Restricted Stock Plan for Non-employee Directors (the "PARENT STOCK PLANS"). Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Parent or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("PARENT VOTING DEBT").

         (d)   Corporate Authority.
               -------------------
         (i) Parent and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any stockholder approval necessary to approve this Agreement and to permit the issuance of Parent Common Stock required to be issued pursuant to
Article IV (the "PARENT REQUISITE VOTE"), the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

         (e)   Governmental Filings; No Violations.
               -----------------------------------
         (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws and (D) required to be made with the NYSE no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, the certificate or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries.

         (f) PARENT REPORTS; FINANCIAL STATEMENTS. Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1995 (the "PARENT AUDIT DATE"), including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) Parent's or Parent's predecessor's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "PARENT REPORTS"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of earnings, shareholders' equity and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments affecting Parent of which Parent's Executive Officers have knowledge, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any change by Parent in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof.

         (h) ACCOUNTING AND TAX MATTERS. Neither Parent nor, to the knowledge of the Executive Officers of the Parent, any of its Affiliates has taken or agreed to take any action, nor do the officers of Parent have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

         (i) BROKERS AND FINDERS. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Morgan Stanley & Co. Incorporated and Donaldson, Lufkin and Jenrette as its financial advisors, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

         (j) ENVIRONMENTAL MATTERS. Except as would not be reasonably likely to result in a Parent Material Adverse Effect, to the knowledge of the officers of Parent and its Subsidiaries: (i) Parent's and its Subsidiaries' current operating facilities are in compliance with applicable Environmental Laws; (ii) neither Parent's nor its Subsidiaries' current or former operating facilities are subject to any order by any governmental entity relating to an obligation to incur response costs under CERCLA or analogous state environmental cleanup law due to a release of Hazardous Substances to the environment for which Parent or its Subsidiaries are being held potentially responsible; (iii) neither Parent nor its Subsidiaries have received written notices of potential responsibility, requests for information, orders, or claims relating to releases of Hazardous Substances to the environment.

                                   ARTICLE VI

                                    Covenants

         6.1. COMPANY INTERIM OPERATIONS. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

         (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve its business organization substantially intact, to keep available the services of those of its present officers, employees and consultants that are integral to the operation of its business as presently conducted and to maintain its existing relations and goodwill with customers, suppliers, distributors, creditors and lessors;

         (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its articles of organization or by-laws or amend, modify or terminate the Rights Agreement;
(iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries and other than regular quarterly cash dividends not in excess of $.04 per Share; or (v) repurchase, redeem or otherwise acquire, except in connection with the Stock Plans or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

         (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options or other rights outstanding on the date hereof under the Stock Plans and except for shares to be issued pursuant to the Company's 1993 Employee Stock Purchase Plan, as amended); (ii) other than in the ordinary and usual course of business or in amounts less than $250,000 individually or $2,000,000 in the aggregate transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries), or incur or modify any material indebtedness or other liability; or (iii) other than in the ordinary and usual course of business make any commitments for, make or authorize any capital expenditures other than in amounts less than $250,000 individually and $2,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

         (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary or wage of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation increases);

         (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

         (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

         (g) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect; and

         (h) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

         6.2. PARENT INTERIM OPERATIONS. Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

         (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve its business organization substantially intact, to keep available the services of those of its present officers, employees and consultants that are integral to the operation of its business as presently conducted and to maintain its relations and goodwill with customers, suppliers, distributors, creditors and lessors; and

         (b) it shall not (i) amend its charter or bylaws, or (ii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock except that a wholly owned Subsidiary of Parent may declare and pay a dividend to its parent, and except that Parent may declare and pay dividends consistent with past practice.

         6.3. ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Company or its board of directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request there for by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreements (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, in each such case referred to in clause
(B), (C) or (D) above, (i) the board of directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and, in the case referred to in clause (D) above,
(ii) the board of directors of the Company believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably likely to be consummated, and would, if consummated, result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.3 and in the Confidentiality Agreements. The Company agrees that it will notify Parent promptly, but in no event more than 24 hours, after any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, any of its representatives and thereafter shall keep Parent informed, on a current basis, on the status of any such negotiations or discussions (but not including the identity of any third party or the terms and conditions of any such offer or proposal). The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         6.4. INFORMATION SUPPLIED. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "PROSPECTUS/PROXY STATEMENT") constituting a part thereof) (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.5. STOCKHOLDERS MEETINGS. The Company will take, in accordance with applicable law and its articles of organization and by-laws, all action necessary to convene a meeting of holders of Shares (the "STOCKHOLDERS MEETING") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Parent will take, in accordance with its charter and by-laws, all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and approval of the issuance of Parent Common Stock in the Merger. Subject to fiduciary obligations under applicable law, each of the Company's and Parent's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

         6.6. Filings; Other Actions: Notification.
              ------------------------------------
         (a) The Company and Parent shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. The Company and Parent each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

         (b) The Company and Parent each shall use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

         (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.6 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

         (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

         (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

         6.7. TAXATION AND ACCOUNTING. Subject to Section 6.3, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.8. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and PROVIDED, FURTHER. that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreements. Furthermore with respect to any and all access to properties for environmental review and diligence purposes, Parent shall be granted access to any facility currently owned or operated by the Company to perform a Phase I assessment so long as such assessment is presumptively non-intrusive in nature, the site visits and discussions are performed in collaboration with the Director of Environmental Health and Safety or his designee, schedule and times for such assessments are mutually agreed upon in advance, that Parent or its contractors will be accompanied by the Company representatives at all times, and no notification or discussions of environmental matters are initiated with governmental agencies or third parties without the prior notice to and agreement by the Company. The Phase I reports shall remain the property of Parent. However if Parent, based upon the conclusions in the Phase I report, desires to perform intrusive testing, Parent shall present such request and the supporting written justification to the Company and both parties shall use reasonable best efforts to mutually agree upon the need, scope, and nature of any such intrusive investigation. Any intrusive investigation shall be under the supervision of the Company and all results of any intrusive investigation shall be immediately shared with the Company. Any and all costs of any investigation, including any intrusive testing, shall be borne entirely by Parent.

         6.9. AFFILIATES. (i) Prior to the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who will be, in the opinion of the Company, as of the time of the Stockholders Meeting referred to in Section 6.5, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its affiliates prior to the Closing Date. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list, a letter dated as of the date of the Stockholders Meeting substantially in the form attached as Exhibit A-1 (the "AFFILIATES LETTER"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section. Prior to the Effective Time Parent shall amend and supplement its letter and the Company shall use its best efforts to cause each additional affiliate to deliver an Affiliates Letter.

         (ii) Prior to the date of the Stockholders Meeting, Parent shall deliver to the Company a list of names and addresses of those Persons who will be, in the opinion of Parent, at the time of the Stockholders Meeting referred to in Section 6.5, "affiliates" of Parent for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list and shall notify the Company in writing regarding any change in the identity of its affiliates prior to the Closing Date. Parent shall exercise its best efforts to deliver or cause to be delivered to the Company, prior to the date of the Stockholders Meeting, from each of such affiliates of Parent identified in the foregoing list, a letter dated as of the date of the Stockholders Meeting substantially in the form attached as Exhibit A-2 (the "POOLING AFFILIATES LETTER").

         6.10. STOCK EXCHANGE LISTING AND DE-LISTING. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Company shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         6.11. PUBLICITY. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

         6.12. Benefits.
               --------
         (a)    Stock Options.
                -------------
         (i) At the Effective Time, each outstanding option to purchase Shares (a "COMPANY OPTION") under the Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock equal to the result of multiplying (w) the number of shares subject to a Company Option by (y) the Exchange Ratio, as and if adjusted, as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to
(y) the exercise price per Share for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the Exchange Ratio, as and if adjusted; PROVIDED, HOWEVER, that in the case of any Company Option which is an incentive stock option under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

         (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time,

Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

         (b) ELECTION TO PARENT'S BOARD OF DIRECTORS. At the Effective Time, Parent shall promptly increase the size of its board of directors in order to enable Messrs. Thomas McDermott and John Lemasters to be appointed to Parent's board of directors and for at least one year after the next annual meeting of the shareholders of Parent, subject to fiduciary obligations under applicable law, shall use its best efforts to cause Messrs. McDermott and Lemasters to be elected as directors of Parent by the shareholders of Parent.

         (c) OTHER EMPLOYEE BENEFITS. Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company will continue to be provided with benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company or Parent) which in the aggregate are substantially comparable to those currently provided by Parent to employees of Parent holding comparable positions. Employees of the Company will have the rights set forth in Section 6.11 with respect to conversion of their Company Options into options to purchase Parent Common Stock and will have the same rights as existing employees of Parent to participate in Parent's stock option plans in accordance with the terms thereof but subject to appropriate transitional provisions (i) to adjust to Parent's annual grant cycle and (ii) to take into account grants made by the Company in the twelve months prior to the Effective Time. Parent will honor without modification all employee (or former employee) benefit obligations under the Compensation and Benefit Plans accrued as of the Effective Time and all employee severance plans (or policies) and employment or severance agreements that were entered into by the Company or adopted by the Board of Directors of the Company prior to the date hereof and as specifically identified in Schedule 6.12(c).

         6.13. EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

         6.14. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Massachusetts law and its articles of organization or by-laws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law PROVIDED the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and PROVIDED, FURTHER, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Massachusetts law and the Company's by-laws shall be made by independent counsel selected by the Surviving Corporation.

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.14, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and PROVIDED, FURTHER, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of the last annual premium paid prior to the date hereof, subject to customary increases in accordance with industry practice (the "CURRENT PREMIUM"); PROVIDED, HOWEVER, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will use its reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 1.50 times the Current Premium.

         (d)    If the Surviving Corporation or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

         (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         6.15. OTHER ACTIONS BY THE COMPANY AND PARENT.

         (a) RIGHTS. Prior to the Effective Time, the board of directors of the Company shall take all necessary action to ensure that the Rights Agreement shall expire by its terms, effective immediately prior to the Effective Time.

         (b) TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         (c) DIVIDENDS. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Shares so that holders of Shares do not receive dividends on both Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

         6.16. PARENT VOTE. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

                                   ARTICLE VII

                                   Conditions

         7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the certificate of incorporation and bylaws of each such corporation, and the approval of this Agreement and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote.

         (b) NYSE LISTING. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

         (c) REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be)

         (d) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "ORDER"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

         (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

         (f) BLUE SKY APPROVALS. Parent shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

         7.2. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any material Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

         (d) TAX OPINION. Parent shall have received the opinion of Sullivan & Cromwell, special counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Sullivan & Cromwell may require and rely upon representations and covenants including those contained in certificates of officers of Parent, Company and Merger Sub and others.

         (e) DISSENTING SHARES. The aggregate amount of Dissenting Shares, together with "tainted treasury shares" and other items which would violate the provisions required to account for the transaction as a "pooling of interests," in the aggregate shall not exceed 10% of the total number of outstanding Shares at the Effective Time.

         (f)   RIGHTS AGREEMENT.  The Rights shall have expired.

         (g) AFFILIATES LETTERS. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to
Section 6.9.

         (h) ACCOUNTANT LETTERS. Parent shall have received, in form and substance reasonably satisfactory to Parent, from KPMG Peat Marwick LLP the "comfort" letter described in Section 6.6(b) as well as a letter to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment and shall have received a copy of the "pooling-of-interests" letter referred to in
Section 7.3(d).

         7.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and Merger Sub to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

         (c) TAX OPINION. The Company shall have received the opinion of Hale and Dorr, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Hale and Dorr may require and rely upon representations and covenants of officers of Parent, Company and Merger Sub and others.

         (d) ACCOUNTANT LETTERS. The Company shall have received from Deloitte & Touche the "comfort" letter described in Section 6.6(b) as well as a letter to the effect that, with respect to matters relating to the Company, the Merger will qualify for "pooling-of-interests" accounting treatment and shall have received a copy of the "pooling-of-interests" letter referred to in Section 7.2(h).

                                  ARTICLE VIII

                                   Termination

         8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company, Parent and Merger Sub, by action of their respective boards of directors.

         8.2. TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if (i) the Merger shall not have been consummated by March 31, 1997, whether such date is before or after the date of approval by the stockholders of the Company or Parent (the "TERMINATION DATE"), (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (iii) the approval of Parent's stockholders as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or (iv) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); PROVIDED, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         8.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the board of directors of the Company:

         (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement and (notwithstanding the penultimate sentence of Section 6.3) sets forth in such notice the material terms of such proposed transaction and (iii) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees
(i) that it will not enter into a binding agreement referred to in clause (ii) above until at least the twenty-four hours after it has provided the notice to Parent required thereby and (ii) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

         (b) if (i) the Board of Directors of Parent shall have withdrawn or adversely modified its approval or recommendation of this Agreement or (ii) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

         8.4. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the board of directors of Parent:

         (a) if (i) the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach; or

         (b)   if the Average Closing Price is below $32.00.

         8.5. EFFECT OF TERMINATION AND ABANDONMENT.

         (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

         (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated pursuant to
Section 8.2(ii) or Section 8.4(a) (i) and, in any such case, within nine (9) months following such termination, (x) the Company enters into an agreement with respect to an Acquisition Proposal with any person or entity other than Parent (such person being hereinafter referred to as an "OTHER ACQUIROR") or (y) an Other Acquiror shall have become the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of a majority of the outstanding shares of capital stock entitled to vote in the election of directors of the Company (each such transaction set forth in clause (x) and (y) above being hereinafter referred to as an "OTHER TRANSACTION"), in either case at a per Share price of $25.50 or more (the "MINIMUM PRICE"); it being understood that to the extent that securities of an Other Acquiror are paid in an Other Transaction, for purposes of calculating the per Share price, the value of the securities of such Other Acquiror to be paid in such Other Transaction shall be calculated based on the closing market price of such securities on the trading day next preceding the date of the public announcement of such Other Transaction; PROVIDED, THAT, Parent is not in material breach of this Agreement; PROVIDED, FURTHER, THAT, in the event that the Company changes the number of Shares issued and outstanding prior to the end of such period commencing nine (9) months after such termination as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender offer or exchange offer, or other similar transaction, or pays any cash dividend other than regular cash dividends not in excess of $.04 per Share, the Minimum Price shall be equitably adjusted, then the Company shall within two business days after the occurrence of an Other Transaction pay Parent a termination fee of $15 million (the "TERMINATION FEE") and shall promptly, but in no event later than two business days after being notified of such by Parent, pay all of the documented out-of-pocket charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement (together, the "PARENT EXPENSES") up to a maximum amount of $1,500,000, in each case payable by wire transfer of same day funds. In addition, if this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent the Termination Fee and shall promptly, but in no event later than two business days after being notified of such by Parent, pay all of the Parent Expenses up to a maximum amount of $1,500,000 in each case payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                            Miscellaneous and General

         9.1. SURVIVAL. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.7 (Taxation and Accounting), 6.12 (Benefits), 6.13 (Expenses) and 6.14 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.13 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreements shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5. GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, or by facsimile:

         if to Parent or Merger Sub
         --------------------------

         Thomas & Betts Corporation
         1555 Lynnfield Road
         Memphis, Tennessee 38119
         Attention:  President
         fax:  (901) 537-8986

         with a copy to Neil T. Anderson, Esq.
         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         fax:  (212) 558-3588

         if to the Company
         -----------------

         Augat Inc.
         89 Forbes Boulevard
         Mansfield, Massachusetts 02048
         Attention:  President
         fax:  (508) 543-7019

         with a copy to Thomas E. Neely, Esq.,
         Hale and Dorr
         60 State Street
         Boston, Massachusetts  02109
         fax:  (617) 526-5000.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by facsimile shall be deemed effective on the first business day on which such notice or communication is received. Any notice or communication sent by registered or certified mail shall be deemed effective as of the fifth business day after which such notice or communication was mailed following the day in which such notice or communication was mailed.

         9.7. ENTIRE AGREEMENT. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreements, dated September 6, 1996, between Parent and the Company and dated September 21, 1996 between Parent and Company (the "CONFIDENTIALITY AGREEMENTS") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         9.8. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 6.14 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.9. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11. INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.12. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise; PROVIDED, HOWEVER, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                       AUGAT INC.


                                       By: /S/ MARCEL P. JOSEPH
                                           -------------------------------------
                                           Name:  Marcel P. Joseph
                                           Title: President & COO


                                       By: /S/ LYNDA M. AVALLONE
                                           -------------------------------------
                                           Name:  Lynda M. Avallone
                                           Title: Treasurer

                                       THOMAS & BETTS CORPORATION


                                       By: /S/ JERRY KRONENBERG
                                           -------------------------------------
                                           Name:  Jerry Kronenberg
                                           Title: Vice President - General
                                                   Counsel


                                       By: /S/ FRED R. JONES
                                           -------------------------------------
                                           Name:  Fred R. Jones
                                           Title: Vice President - Finance
                                                   and Treasurer

                                       EG ACQUISITIONS CORP.


                                       By: /S/ JERRY KRONENBERG
                                           -------------------------------------
                                           Name:  Jerry Kronenberg
                                           Title: Vice President - General
                                                   Counsel


                                       By: /S/ FRED R. JONES
                                           -------------------------------------
                                           Name:  Fred R. Jones
                                           Title: Vice President - Finance
                                                   and Treasurer

                                                                     EXHIBIT A-1



                                                            ______________, 199_


Thomas & Betts Corporation
1555 Lynnfield Road
Memphis, Tennessee 38119

Ladies and Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Augat Inc., a Massachusetts corporation (the "Company"), as that term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of October 7, 1996, as it may be amended, supplemented or modified from time to time (the "Agreement"), among the Company, Thomas & Betts Corporation, a Tennessee corporation ("T&B"), and EG Acquisitions Corp., a Delaware corporation ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). The capitalized terms used but not defined herein shall have the meanings ascribed to such term in the Merger Agreement.

         I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

         I hereby represent and warrant that, since 30 days before the Stockholders Meeting to and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of common stock, par value $.10 per share, of the Company (the "Company Common Stock").

         In consideration of the agreements contained herein, T&B's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Company Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement, (ii) I will not make

                                      A-1-1
any sale, transfer or other disposition of common stock, no par value of T&B (the "T&B Common Stock") received by me pursuant to the Merger until after such time as results covering at least 30 days of combined operations of the Company and T&B have been published by T&B, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, and (iii) I will not make any sale, transfer or other disposition of any shares of T&B Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of T&B Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the T&B Common Stock received by me can only be sold (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         I also understand that instructions will be given to T&B's transfer agent with respect to the T&B Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of T&B Common Stock, or any substitutions therefor, a legend stating in substance as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

         It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to T&B an opinion of counsel, in form and substance reasonably satisfactory to T&B, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

                                      A-1-2

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Augat as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                       Very truly yours,



                                       ---------------------------
                                       Name:
                                       Title:

Accepted this ____ day
of ___________, 199_ by

THOMAS & BETTS CORPORATION


By:__________________________

Name:________________________
Title:_______________________


                                      A-1-3

                                                                     EXHIBIT A-2


                                                               ___________, 199_


Augat Inc.
89 Forbes Boulevard
Mansfield, Massachusetts 02048

Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Thomas & Betts Corporation, a Tennessee corporation ("T&B"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 7, 1996, as it may be amended, supplemented or modified from time to time, among Augat Inc., a Massachusetts corporation ("Augat"), T&B and EG Acquisitions Corp., a Delaware corporation ("Merger Sub"), Merger Sub will be merged with and into Augat (the "Merger").

         I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

         I hereby represent and warrant that, since 30 days before the Stockholder's Meeting to and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of common stock, no par value, of T&B ("T&B Common Stock").

         In consideration of the agreements contained herein, Augat's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that I will not sell, transfer, or otherwise dispose of any shares of T&B Common Stock that I may hold until after such time as results covering at least 30 days of combined operations of Augat and T&B have been published by T&B, in the form of a quarterly earnings report, an

                                      A-2-1
effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of T&B as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                       Very truly yours,



                                       Name:
                                       Title:


Accepted this ____ day of

_____________, 199_



AUGAT INC.

By:__________________________

Name:________________________

Title:_______________________



                                      A-2-2